CINCINNATI  FINANCIAL  CORPORATION

Mailing Address:                  P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

              (513) 870-2000

Investor Contact:  Heather J. Wietzel

(513) 870-2768

Media Contact:  Joan O. Shevchik

(513) 603-5323

Cincinnati Financial Corporation Presents at Credit Suisse First Boston Annual Insurance Conference

Cincinnati, November 15, 2005 – Cincinnati Financial Corporation (Nasdaq: CINF) will participate in the Credit Suisse First Boston Annual Insurance Conference in New York on November 15, 2005. Management’s formal presentation at 1:40 p.m. EST will offer insight into the company's insurance and investment operations, strong competitive position, growth strategies and favorable long- term outlook.

“We thank Credit Suisse First Boston for inviting us to present at their insurance conference,” said John J. Schiff Jr., CPCU, chairman and chief executive officer. “Cincinnati Financial Corporation is structured for consistent performance, and we welcome the opportunity to detail our plans to continue to outperform.”

Cincinnati Financial is the 19th largest U.S. publicly traded property casualty insurer based on 2004 revenues. Independent insurance ratings companies consistently recognize Cincinnati Financial with high financial strength ratings, affirming solid protection for policyholders. The company's most important competitive advantages are its relationships with professional independent insurance agents, claims service and investment strategy.

Catastrophe Losses

“Fourth-quarter catastrophe loss activity already has exceeded last year’s level,” Schiff said. “Hurricane Wilma affected The Cincinnati Insurance Companies’ policyholders in Florida in early October, and a tornado in Indiana and Kentucky affected policyholders in those states on November 6. Most of the tornado damage was in the Evansville area, where our strong independent agency representation and strong responses to previous catastrophes created many loyal policyholders. Those policyholders really did a great job spreading the word in the community about the value of Cincinnati claims service. Our response team is working to reward the trust these people have placed in us to financially protect their possessions and livelihoods.

“We remain comfortable with our earlier estimate of Hurricane Wilma losses in the range of $23 million to $25 million. We are preliminarily estimating losses from the tornado of approximately $13 million pretax. These estimates will be updated and included in results for the fourth quarter ending December 31, 2005.

“Although it's too early to estimate the full impact of catastrophe losses on our fourth-quarter results, these two events would add approximately 5 percentage points to the quarter's GAAP combined ratio and reduce net earnings by approximately $25 million, or 14 cents per share. In last year’s fourth quarter, catastrophe losses were $16 million pretax, adding 2.1 percentage points to the combined ratio and reducing net earnings by $10 million, or 6 cents per share,” Schiff added.

“Including these storms, the impact of catastrophe losses to-date on the full-year combined ratio would be approximately 4.0 percentage points. With continued strong non-catastrophe underwriting results, we still believe we can achieve a full-year combined ratio of 92 percent, presuming minimal additional catastrophe losses in 2005,” Schiff said.

Outlook Remains Favorable

Schiff noted that the company also remains on track to achieve its full-year 2005 targets of low-single-digit written premium growth and 6.5 percent to 7.0 percent investment income growth.

“And we see opportunity ahead … opportunity to continue to create value for shareholders by continuing to outperform our industry. Our strategic plan sets a course for our company through 2008, and the heart of that plan builds on the approach that has made us successful for more than 50 years. It directs us to better serve agents and reduce agent and company expenses by enhancing and implementing technology and business process improvements. It also pushes us to expand and penetrate our agency force through sub-divided territories, improved service and new agency appointments,” Schiff concluded.

For additional information or to listen to the webcast of management’s formal presentation and question and answer session at the conference, please visit www.cinfin.com/investors.

Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals.

This is a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Certain forward-looking statements contained herein involve potential risks and uncertainties. The company’s future results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to:

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Unusually high levels of catastrophe losses due to changes in weather patterns, environmental events, terrorism incidents or other causes

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Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased and financial strength of reinsurers

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Increased frequency and/or severity of claims

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Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

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Downgrade of the company’s financial strength ratings,

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Concerns that doing business with the company is too difficult or

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Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

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Increased competition that could result in a significant reduction in the company’s premium growth rate

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Underwriting and pricing methods adopted by competitors that could allow them to identify and flexibly price risks, which could decrease our advantage in these areas.

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Insurance regulatory actions, legislation or court decisions or legal actions that increase expenses or place us at a disadvantage in the marketplace

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Delays in the development, implementation, performance and benefits of technology projects and enhancements

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Inaccurate estimates or assumptions used for critical accounting estimates, including loss reserves

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Events that reduce the company’s ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002 in the future

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Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

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Sustained decline in overall stock market values negatively affecting the company’s equity portfolio; in particular a sustained decline in the market value of Fifth Third Bancorp shares, a significant equity holding

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Events that lead to a significant decline in the value of a particular security and impairment of the asset

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Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income

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Adverse outcomes from litigation or administrative proceedings

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Effect on the insurance industry as a whole, and thus on the company’s business, of the recent actions undertaken by the Attorney General of the State of New York and other regulators against participants in the insurance industry, as well as any increased regulatory oversight that might result

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Limited flexibility in conducting investment activities if the restrictions imposed by the Investment Company Act of 1940 were to become applicable to the parent company or the application for exemptive relief is not approved

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

Readers are cautioned that the company undertakes no obligation to review or update the forward-looking statements included herein.